UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2009

WES CONSULTING, INC.

(Exact name of registrant as specified in its charter)

Florida	333-141022	59-3581576
(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

2745 Bankers Industrial Drive, Doraville, GA	30360
(Address of principal executive offices)	(Zip Code)

770-246-6400

(Registrant’s telephone number, including area code)

360 Main Street, P.O. Box 393, Washington, VA 22747

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.
See Item 2.01 below.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 2, 2009 (“Closing Date”), Liberator, Inc., a Georgia based sexual wellness retailer, acquired the majority of the issued and  outstanding common stock of WES Consulting, Inc., a Florida corporation (the “Company”)  in accordance with a common stock purchase agreement (the “Stock Purchase Agreement”) by and among Liberator, Inc., Nevada Corporation (“Liberator” or the “Purchaser”) and Belmont Partners, LLC, a Virginia limited liability company (“Belmont” or the “Seller”) and the Company.  On the Closing Date, pursuant to the terms of the Stock Purchase Agreement, Liberator acquired 972,000 shares ( 81%) of the  Company from the Seller for a total of two hundred forty thousand five hundred dollars ($240,500) in addition to the issuance of two hundred fifty thousand (250,000) warrants to Belmont to purchase an equal number of shares of the Company’s common stock with an exercise price of twenty five cents ($0.25), the issuance of a total of one million  five hundred thousand (1,500,000) shares of the Company’s common stock with seven hundred fifty thousand (750,000) shares delivered on the Closing Date and the balance of seven hundred fifty thousand (750,000) shares delivered on the one (1) year anniversary of the Closing Date (collectively, the “Purchase Price”).

Item 5.01	Changes in Control of Registrant.

On the Closing Date, pursuant to the terms of the Stock Purchase Agreement, Liberator purchased a total of 972,000 shares of the issued and outstanding common stock of the Company, representing eighty-one percent (81%) of the total issued and outstanding stock of the Company, from Belmont.  In exchange for the controlling shares of the Company, Liberator agreed to pay the Purchase Price, as referenced in Item 2.01.

In connection with the change in control, the Company changed the location of its executive offices to 2745 Bankers Industrial Drive, Doraville, GA, 30360.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Resignation of Directors/Officers

Effective immediately upon the consummation of the transactions contemplated by the Stock Purchase Agreement, Joseph Meuse tendered his resignation from the board and from all offices held in the Company. There were no disagreements between any officer or director of the Company and us.

(b) Appointment of Directors and Officers

The following persons were appointed as our executive officers and directors. Directors are elected to hold offices until the next annual meeting of Shareholders and until their successors are elected or appointed and qualified. Officers are appointed by the board of directors until a successor is elected and qualified or until resignation, removal or death.

Name	Age	Position
Louis S. Friedman	57	Chief Executive Officer, President and Director
Ronald P. Scott	54	Chief Financial Officer, Secretary, Director
Leslie Vogelman	56	Treasurer
David Wirth	30	Vice President -Operations.

All directors serve for one-year terms until their successors are elected or they are re-elected at the annual stockholders' meeting.  Officers hold their positions at the pleasure of the board of directors, absent any employment agreement, of which Louis Friedman and Ronald Scott are currently subject to.

There is no arrangement, agreement or understanding between any of the directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.  Also, there is no arrangement, agreement or understanding between management and non-management stockholders under which non-management stockholders may directly or indirectly participate in or influence the management of our affairs.

Directors are not presently compensated for their service on the board, other than the repayment of actual expenses incurred.  There are no present plans to compensate directors for their service on the board.

The business experience of each of the persons listed above during the past five years is as follows:

Louis S. Friedman, Founder, President, Chief Executive Officer and Director.  Mr. Friedman has served as Chief Executive Officer and a director since Liberator’s founding in 2000.  He has been an entrepreneur all his adult life.  In 1980, at the age of 28, Mr. Friedman purchased equity in and became Managing Director of Chemtronics, Inc.. During his ten years with the company, Chemtronics developed diverse distribution in both the industrial and consumer sectors and emerged as a world leader in electronic consumables and specialty chemicals.  In 1990, at the age of 38, Mr. Friedman was instrumental in negotiating and completing the sale of Chemtronics, Inc. to Morgan Crucible Company plc, a British company founded in 1856 and traded on the London Stock Exchange. After the sale of Chemtronics, Inc., Mr. Friedman retired to become a full time investor in hedge funds and a strategic investor and board member in venture capital start-ups.  His exposure to the venture capital markets has provided him the experience and opportunity to evaluate many companies in business sectors ranging from consumer products to telecommunications.

Ronald P. Scott, Chief Financial Officer, Secretary and Director.  Mr. Scott joined Liberator as a part-time consultant in July, 2006 and as a full-time consultant in October, 2007, serving as Liberator’s Chief Financial Officer.  Prior to Liberator, and from 1990 to 2003, Mr. Scott was Executive Vice President of Finance and Administration and, from 1995 to 2004, a member of the Board of Directors for Cyanotech Corporation, a NASDAQ-listed natural products company.  Mr. Scott holds a B.S. degree in Finance and Management from San Jose State University and an M.B.A. degree with a concentration in Accounting from Santa Clara University.

Leslie Vogelman, Treasurer.  Ms. Vogelman worked for many years at New York Telephone, AT&T and NYNEX in the areas of consumer marketing, marketing research, strategic planning and finance. She joined Liberator at its inception in 2000.  She brings a wealth of knowledge in both marketing and finance, although her primary responsibilities are in the financial arena.  Ms. Vogelman holds a B.A. from the State University of New York in Binghamton and an M.B.A. from Adelphi University. Leslie Vogelman is married to Louis Friedman.

David Wirth, Vice President – Operations.  David Wirth is a graduate of Colorado College with a Bachelor of Arts degree in Biology and a Graduate Certificate in Business Administration from Idaho State University.  Mr. Wirth joined Liberator in June 2008 as the Purchasing Manager.  Prior to joining the Company, and from October 2006 to May 2008, Mr. Wirth was the Logistics Manager for Distilled Resources, Inc., where he managed the purchasing, production, shipping and receiving departments. Distilled Resources, Inc. is located in Idaho Falls, ID and is the only certified organic distillery in North America. From September 2004 to August 2006, Mr. Wirth was with Marine Electric Company in Louisville, KY where he was the Purchasing Manager.

During the past five years, none of our officers, directors, promoters or control persons has had any of the following events occur:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

•
being subject to any order, judgment or decree, not substantially reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking business; and

•	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Family Relationships

Louis S. Friedman, our President, Chief Executive Officer and Chairman, and Leslie Vogelman, our Treasurer are married. Other than otherwise disclosed, there are no other relationships between the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01  Financial Statement and Exhibits.

(d)	Exhibits.

10.1	Common Stock Purchase Agreement dated September 2, 2009 by and between Liberator and Belmont.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WES CONSULTING, INC.

Date: October 7, 2009	By:	/s/ Louis S. Friedman
Louis S. Friedman, Chief Executive Officer